EXHIBIT 23










INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
No. 333-54998 on Form S-3 and Registration Statement Nos. 2-80776, 33-2139, 33-7901, 33-15062, 33-43635, 33-62799, 33-59803, 333-82157, 333-82161, 333-87773
and 333-73194 on Form S-8 of Albertson's, Inc. and subsidiaries of our report dated March 20, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in methods of accounting for goodwill, closed stores and vendor funds) appearing in this Annual Report on Form 10-K of Albertson's, Inc. and subsidiaries for the year ended January 30, 2003.



Deloitte & Touche LLP
Boise, Idaho
April 23, 2003